UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2002

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304
(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events

     On December 30, 2002, the Registrant publicly disseminated a press release announcing that it has submitted a new drug application (NDA) for RanexaTM (ranolazine) to the U.S. Food and Drug Administration seeking approval of Ranexa for the treatment of chronic angina. If approved, Ranexa, which partially inhibits fatty acid oxidation (pFOX), would represent the first in a new class of anti-anginal therapy in more than 20 years.

     The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated December 30, 2002, a copy of which is attached hereto as Exhibit 99.1.

     Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

	99.1	Registrant’s Press Release dated December 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2003	CV THERAPEUTICS, INC.

By: /s/ TRICIA BORGA SUVARI

Tricia Borga Suvari
Vice President and General Counsel

Exhibits.

99.1	Registrant’s Press Release dated December 30, 2002.